Exhibit 15.2

Consent of Independent Registered Public Accounting Firm
To the Supervisory Board
ASML Holding N.V. :

We consent to the incorporation by reference in the registration statements (Nos. 333-116337, 333-126340, 333-136362, 333-141125, 333-142254, 333-144356, 333-147128, 333-153277, 333-162439, 333-170034, 333-188938, 333-190023, 333-192951, 333-203390, and 333-219442) on Form S-8 of ASML Holding N.V. of our report dated February 6, 2018, with respect to the consolidated balance sheets of ASML Holding N.V. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 Annual Report on Form 20-F of ASML Holding N.V.

/s/ KPMG Accountants N.V.

Rotterdam, the Netherlands

February 7, 2018